EXHIBIT 10.7

FORM OF QUADRA REALTY TRUST, INC.

EQUITY PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of [                    ], 20[    ], is made by and between Quadra Realty Trust, Inc., a Maryland corporation (the “Company”), and [                                ] (the “Optionee”).

WHEREAS, the Company has adopted the Quadra Realty Trust, Inc. Equity Plan (the “Plan”), pursuant to which options may be granted to purchase Stock (as defined in the Plan);

WHEREAS, the Optionee is providing bona fide services to the Company on the date of this Agreement;

WHEREAS, the Company desires to grant to the Optionee a non-qualified stock option to purchase the number of shares of Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Option

(a) Grant of Option. The Company hereby grants to the Optionee an Option to purchase [            ] shares of Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to be treated, and shall not be construed, as an “incentive stock option” within the meaning of section 422 of the Code.

(b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Option

(a) Exercise Price. The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of all or any portion of the Option shall be $[            ] per share.

(b) Expiration Date. The Option shall expire at the close of business on the [tenth] anniversary of the date of this Agreement.

(c) Exercisability of Option.

(i) Subject to the other terms of this Agreement regarding the vesting and exercisability of the Option, the Option shall become vested and exercisable as of the dates set forth below for the cumulative percentages of shares of Stock set forth below, provided the Optionee is providing services to the Company as of each such date:

Date	Percentage of Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

[Performance-based vesting goals, if applicable.]

The Board may, but shall not be required to, provide at any time for the acceleration of the schedule set forth above.

[Independent Directors: (ii) Notwithstanding any other provision of this Agreement, the Option shall become fully vested and exercisable as of the date on which the Optionee’s service as an independent director of the Company is terminated other than pursuant to a Removal for Cause.]

[Other Optionees: (ii) Notwithstanding clause (i) above, in the event that the Optionee’s service with the Company is terminated because of the Optionee’s death or permanent disability, or if the Optionee’s service is terminated by the Company other than for Cause, the Option shall become fully vested and exercisable as of the effective date of such termination.

(iii) If such termination of service is for any reason (including without limitation a voluntary termination of service by the Optionee) other than as provided in clause (ii) above, any then unvested portion of the Option shall be immediately cancelled and forfeited as of the effective date of such termination.]

(d) Method of Exercise. The Option may be exercised only by written notice in such form as the Company may adopt from time to time, delivered in person or by mail in accordance with Section 3(a) and accompanied by payment therefor or pursuant to such other procedure as the Company may adopt from time to time. The exercise price for Stock subject to the Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, through a “broker cashless exercise” procedure approved by the Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Board may require that any Stock exchanged by the Optionee have been owned by the Optionee for at least six months as of the date of exercise. An Award Agreement may provide that the Optionee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company. [A minimum of 100 shares of Stock must be purchased upon the exercise of the Option unless a lesser number of shares of Stock so purchased constitutes the total number of shares of Stock then purchasable under the Option.]

(e) Exercise Following Termination of Service. In the event that the Optionee ceases to provide services to the Company, that portion of the Option that is not or does not become then exercisable shall immediately terminate and that portion of the Option that is or becomes exercisable at the time of the Optionee’s termination of service shall terminate as follows:

[(i) If the Optionee’s termination of service is due to his/her death or permanent disability, the Option (to the extent exercisable at the time of the Optionee’s termination of service) shall be exercisable for a period of [six months] following such termination of service, and shall thereafter terminate;

(ii) If the Optionee’s termination of service to the Company is for Cause, the Option shall terminate in full as of the date of such termination of service;

(iii) If the Optionee voluntarily terminates his/her service to the Company, the Option (to the extent exercisable at the time of the Optionee’s termination) shall be exercisable for a period of [60 days] following such termination of service, and shall thereafter terminate; and

(iv) If the Optionee’s termination of service is for any other reason, the Option (to the extent exercisable at the time of the Optionee’s termination of service) shall be exercisable for a period of [60 days] following such termination of service, and shall thereafter terminate.]

Notwithstanding the foregoing, no provision in this Section 2(e) shall extend the exercise period of an Option beyond its original term set forth in Section 2(b).

(f) Nontransferability. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

(g) Rights as a Stockholder. The Optionee shall not be deemed for any purpose to be the owner of any shares of Stock subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the shares of Stock for which the Option shall have been exercised, and (iii) the Optionee’s name shall have been entered as a stockholder of record with respect to such shares of Stock on the books of the Company.

(i) Income Taxes. The Company may, in its discretion, require that the Optionee pay to the Company at or after (as determined by the Board) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of shares of Stock thereupon. [The Company may elect to have all or a portion of this obligation satisfied by withholding a portion of the shares of Stock to be received upon the exercise of the Option having a Fair Market Value equal to the minimum amount required to be withheld. For purposes of this Agreement, the Fair Market Value of the shares of Stock to be so withheld shall be calculated on the date on which the amount of tax to be withheld is determined.]

Section 3. Miscellaneous

(a) Notices. Unless otherwise determined by the Board, any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the [Corporate Counsel of the Company] at the principal office of the Company and, in the case of the Optionee, to Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.

(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the service of the Company or its subsidiaries or Affiliates or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.

(c) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No adverse change or modification of any provision of this Agreement shall be valid, and no waiver of any provision of this Agreement shall be valid, unless the same be in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the      day of                     , 20    .

QUADRA REALTY TRUST, INC.

By:
Its

[OPTIONEE]

Signature:
Printed Name:
Address: